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                                                                  EXHIBIT 10.22
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                             STANDARD FORM LEASE
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PARTIES: This Lease, executed in duplicate at Cupertino, California, on
December__, 1996, by and between Berg & Berg Enterprises, Inc., a California Corporation, and General Surgical Innovations Inc., a California Corporation, hereinafter called respectively Lessor and Lessee, without regard to number or gender.

USE: WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting therein office, research and development, light manufacturing, and warehouse activities, and any other legal activity; and for no other purpose without obtaining the prior written consent of Lessor.

PREMISES: The real property with appurtenances as shown on Exhibit A.1 (the "Premises") situated in the City of Cupertino, County of Santa Clara, State of California, and more particularly described as follows:

     A 30,460 square foot building including all improvements thereto and the right to use up to 116 unreserved parking spaces as shown on Exhibit A.2 ("Phase I") with the addition of approximately 15,000 square feet of building and improvements including the right to use approximately 57 additional unreserved parking spaces at the Premises effective September 1, 1998 as shown on Exhibit A.2 ("Phase II"). Phase I and Phase II are collectively referred to herein as the Building (the "Building"). The address for the Building is 10460 Bubb Road, Cupertino, California. Lessee's pro-rata share of the Building is 100%.

TERM: The term shall be for eighty-four (84) months unless extended pursuant to
Section 35 of this Lease (the "Lease Term"), commencing on the Commencement Date as defined in Section 1, and ending on the day eighty-four (84) months thereafter.

RENT: Base rent shall be payable in monthly installments as follows:

                                        Base rent       Estimated CAC*    Total
                                        ---------       --------------    -----
     Months 1 through 12                $46,895            $5,010*       $51,905
     Months 13 through 18               $48,302            $5,010*       $53,312
     Months 19 through 24               $72,100            $7,470*       $79,570

Monthly base rent, net of CAC charges, shall increase by 3% on the annual anniversary of the Commencement Date each year during the Lease Term over the prior year's rent. The base rent starting on the 25th month of the Lease Term shall be $74,263.

* CAC charges to be adjusted per Common Area Charges Section below.

Base rent as scheduled above shall be payable in advance on or before the first day of each calendar month during the Lease Term. The term "Rent," as used herein, shall be deemed to be and to mean the base monthly rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease. Rent shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Lessor at such place or places as may be designated from time to time by Lessor. Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Upon execution of this Lease, Lessee shall deposit with Lessor the first month's rent.

SECURITY DEPOSIT: Lessee shall deposit with Lessor the sum of Fifty-One Thousand Nine Hundred Five Dollars ($51,905) (the "Security Deposit"). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease applicable to Lessee. If Lessee commits a default as provided for herein, including but not limited to a default with respect to the provisions contained herein relating to the condition of the Premises, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any amount which Lessor may spend by reason of default by Lessee. If any portion of the Security Deposit is so used or applied, Lessee shall, within ten days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to do so shall be a default by Lessee. Any attempt by Lessee to

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transfer or encumber its interest in the Security Deposit shall be null and void. Upon execution of this Lease by Lessee and Lessor, Lessee shall deposit with Lessor the Security Deposit. Provided Lessee meets all of its obligations under this Lease, within 30 days after the termination of this Lease, Lessee shall refund the Security Deposit less any amount properly applied under the terms of this Lease.

LATE CHARGES: Lessee hereby acknowledges that a late payment made by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed on Lessor according to the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Lessee is not received by Lessor or Lessor's designee within ten (10) days after such amount is due, Lessee shall pay to Lessor a late charge equal to five (5%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payments made by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor shall it prevent Lessor from exercising any of the other rights and remedies granted hereunder. Notwithstanding the above, Lessee shall not be required to pay a late charge if it is the result of a non-recurring unusual event such as a accounting error and not occurring more than five (5) times during the Lease Term.

QUIET ENJOYMENT: Lessor covenants and agrees with Lessee that upon Lessee paying Rent and performing its covenants and conditions under this Lease, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the rights reserved by Lessor hereunder.

COMMON AREA CHARGES: Lessee shall pay to Lessor, as additional Rent, an amount equal to Lessee's prorata share of the total common area charges of the Premises and Lessee's pro rata share of the total common area charges for the Building as defined below (the common area charges for the Premises and the common area charges for the Building collectively referred to herein as ("CAC")). Lessee shall pay to Lessor as Rent, on or before the first day of each calendar month during the Lease Term, subject to adjustment and reconciliation as provided hereinbelow, the sum of Five Thousand Ten Dollars ($5,010), said sum representing Lessee's estimated monthly payment of Lessee's percentage share of CAC for 1997. It is understood and agreed that Lessee's obligation under this paragraph shall be prorated to reflect the Commencement Date and the end of the Lease Term.

Lessee's estimated monthly payment of CAC payable by Lessee during the calendar year in which the Lease commences is set forth above. At or prior to the commencement of each succeeding calendar year term (or as soon as practical thereafter), Lessor shall provide Lessee with a description of Lessee's estimated monthly payment for CAC which Lessee shall pay to Lessor as Rent. Within 120 days of the end of the calendar year and the end of the Lease Term, Lessor shall provide Lessee a statement of actual CAC incurred including capital reserves for the preceding year or other applicable period in the case of a termination year. If such statement shows that Lessee has paid less than its actual percentage, then Lessee shall on demand pay to Lessor the amount of such deficiency within 30 days after the receipt of the statement therefore. If such statement shows that Lessee has paid more than its actual percentage, then Lessor shall, at its option, promptly refund such excess to Lessee or credit the amount thereof to the Rent next becoming due from Lessee. Lessor reserves the right to revise any estimate of CAC if the actual or projected CAC show an increase or decrease in excess of 10% from an earlier estimate for the same period. In such event, Lessor shall provide a revised estimate to Lessee, together with an explanation of the reasons therefor, and Lessee shall revise its monthly payments accordingly. Lessor's and Lessee's obligation with respect to adjustments at the end of the Lease Term or earlier expiration of this Lease shall survive the Lease Term or earlier expiration. Notwithstanding the above, CAC shall be limited to a maximum increase of 5% over the prior year during the initial Lease Term except that this limitation shall not apply to
(i) tax increases and (ii) the increase resulting from the Substantial Completion of the Phase II Improvements.


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As used in this Lease, CAC shall include, but are not limited to (i) items specified as CAC items in Paragraphs 5(b), 6, 16 and 31; (ii) utility costs related to the common areas of the Premises as shown on Exhibit A.1; (iii) all costs and expenses including but not limited to supplies, materials, equipment and tools used or required in connection with the operation and maintenance of the Premises; (iv) licenses, permits and inspection fees; (v) all other costs incurred by Lessor in maintaining and operating the Premises; (vi) all reserves for capital replacements for HVAC, roof, parking lot and exterior painting shall not exceed Twelve Thousand Eight Hundred Seventy-Two Dollars ($12,872) per year prior to September 1, 1998 and Eighteen Thousand Five Hundred Dollars per year after September 1, 1998 or upon Substantial Completion of the Phase II Improvements plus annual increases equal to the consumer price index; and (vii) an amount equal to five percent (5%) of the aggregate of all CAC, as compensation for Lessor's accounting and processing services. Lessee shall have the right to review the books or records related to the CAC applicable to this Lease annually. CAC shall not include any cost related to: (a) hazardous or toxic materials unless some type of area-wide assessment is made by a government agency or commission; (b) structural defects or construction defects or non-compliance with codes existing as of the Commencement Date with respect to the Building Shell and Lessee Interior Improvements; (c) leasing and marketing costs or costs incurred in enforcing or administering leases (except for above accounting); (d) casualty damage covered by insurance or costs for which Lessor obtains reimbursement from other sources; and (e) capital improvement costs to the extent that Lessee has paid to Lessor reserve amounts for such capital improvements. If Lessee's share of the cost of capital improvements due to governmental regulations as provided in Section 9 exceeds $5,000, and there are no reserves paid by Lessee to Lessor available for
Section 9 capital improvements, and the capital improvement is not required due to Lessee's particular use of the Premises, such capital improvement cost shall be amortized over the estimated useful life of the improvement, not to exceed 10 years at Wells Fargo prime rate plus one percent (1%). Lessee shall pay to Lessor the amortized costs of such improvement on a monthly basis over the Lease Term as part of the CAC. Notwithstanding the above exceptions to CAC, Lessee shall not be relieved of any of Lessee's obligations under this Lease.

COMMENCEMENT DATE MEMORANDUM: When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum setting forth the Commencement Date, the expiration date of the Lease Term and any required adjustments to base rent as provided in this Lease, but failure to do so shall not affect the continuing validity and enforceability of this Lease, which shall remain in full force and effect.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:
1. POSSESSION: Possession shall be deemed tendered and the term shall commence on the first to occur of the following (the "Commencement Date"): (i) the Phase I Improvements are Substantially Complete or (ii) Lessee occupies Phase I and commences to conduct business operations or (iii) if Lessor is prevented from or delayed in completing its work under Section 2 of this Lease due to Lessee Delays, such work will be deemed Substantially Complete as of the date on which it would have been Substantially Complete had it not been for such Lessee Delays. It is the intention of Lessee and Lessor that March 1, 1997 shall be the Commencement Date.

"Substantially Complete" shall mean that: (i) Lessor has tendered possession of Phase I to Lessee, (ii) Lessor has met all legal requirements for occupancy of Phase I, (iii) the Lessee Interior Improvements for Phase I are materially complete per the approved plans, exclusive of telephone or other communication systems, punchlist items and there remains no incomplete or defective items of work which would materially adversely affect Lessee's intended use of the Premises and (iv) said interior of the building is in a "broom clean" condition.

2. IMPROVEMENTS


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  A. PHASE I IMPROVEMENTS:  The "Phase I Improvements" shall be defined as all items necessary for a turnkey remodel of Phase I. The Phase I Improvements shall be constructed by independent contractors to be employed by and under the supervision of Lessor in accordance with complete plans and specifications prepared by Lessor for submission to the City of Cupertino ("Phase I Improvement Plans"), complete with all mechanical and electrical design, approved by Lessee, and then attached hereto as Exhibit B.1. Lessee and its designated representatives, shall at all times during the construction of the Phase I Improvements have access to the building to monitor the progress of construction and Lessor's compliance with its obligations hereunder, provided however, that such access shall not unreasonably interfere with the activities of Lessor or its contractors. If Lessor notifies Lessee that any fittings, finishes, or other materials included in the specifications for the Phase I Improvements cannot be obtained within fifteen (15) days after an order therefor, Lessee shall be responsible for selecting alternative fittings, finishes, or other materials which can be obtained within said fifteen (15) day period including Rent for each day of delay.

  Lessor shall be responsible for ensuring that the Phase I Improvements conform to the approved plans and all applicable statutes, rules, regulations, ordinances, and City of Cupertino Building Department.

  Lessor estimates the total cost of the turnkey Phase I Improvements will be one million one hundred fifty thousand dollars ($1,150,000) including all items shown on Exhibit B.

  Lessor shall be responsible for and shall pay the cost of the Phase I Improvements up to the amount of Two Hundred Thousand Dollars ($200,000) (the "Phase I TI Allowance"). Lessee's cash budget for the Phase I Improvements shall be Nine Hundred Fifty Thousand Dollars ($950,000) ("Lessee's Phase I Costs"). Costs in excess of the Phase I TI Allowance and Lessee's Phase I Costs shall not be incurred without the advance approval of Lessee. Any approved cost over the Phase I TI Allowance shall be paid for by Lessee in cash within fifteen (15) days after Lessor has provided Lessee with evidence that the billed work is complete. Lessor shall be entitled to a construction management fee covering its overhead and profit on the Phase I TI Allowance and Lessee's Phase I Costs of six percent (6%). All costs for the Phase I Improvements shall be documented and subject to verification by Lessee.

  For any contract to be entered into between Lessor and any contractor furnishing labor or materials in connection with the construction of the Lessee Interior Improvements where the payment due under such contract is estimated by Lessor to be in excess of One Hundred Thousand Dollars $100,000, Lessor shall request bids from at least three (3) qualified contractors selected by Lessor for bidding. Lessor will accept the lowest qualified bid. Lessee shall have the opportunity to review the qualified bidders list and may select a bidder of their choice for any bid provided the bidder meets Lessor's reasonable requirements. Within five (5) business days after approval by Lessee of Lessor's single line drawings depicting the Phase I Improvements, together with specifications for HVAC and electrical installations which will be included in the Phase I Improvements, Lessor shall provide Lessee with a guaranteed maximum price for the construction of the Phase I Improvements. Following approval of that amount by Lessee, Lessee shall have no obligation to pay any costs in excess of the guaranteed maximum price in connection with the construction of the Phase I Improvements, except to the extent that the cost of such construction is increased by changes approved by Lessee.

  Lessor shall use its best efforts to cause the Commencement Date of the initial term to occur not later than March 1, 1997. If the Commencement Date has not occurred by April 1, 1997, Lessee shall receive one day of base rent abatement for each day after April 1, 1997 until the Commencement Date. Lessor and Lessee agree that having a Commencement Date after April 1, 1997 will cause Lessee and Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, the parties hereby agree that Lessee's right to the amount of one day's rent for each day of delay after April 1, 1997 represents a fair and reasonable settlement for both parties and neither party shall


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  have further liability to the other for any damages.  If the Commencement
  Date has not occurred by April 30, 1997, Lessee may at its sole option, by written notice to Lessor, have the right to terminate this Lease at any time after April 30, 1997 until the Commencement Date. Notwithstanding anything to the contrary herein, all dates stated herein shall be extended for the number of days Lessor is unable to Substantially Complete the Building as a result of delays (i) due to governmental actions (other than governmental action of refusing to approve work which fails to comply with the law or the building permit) which occurs after receipt of normal building permits, (ii) due to acts of God, , and (iii) due to Lessee Delays. Items (i) and (ii) are referred to herein as Third Party Delays ("Third Party Delays"). "Lessee Delays" means a delay in Substantial Completion resulting from (a) Lessee's failure to meet Lessee's deadlines for approval as shown on Exhibit E, (b) delays due to change orders, (c) delays due to Lessee's failure to meet the deadlines for approving any plans or change orders, and (d) delays because of the inability to obtain any product, materials, design, color, fitting, or finish pursuant to this Section 2. Lessee shall have a maximum of 3 business days to approve or disapprove any preliminary plans or change orders and a maximum of 10 business days to approve or disapprove any final plans. If Lessee does not disapprove any plans or change orders within the time period set forth herein in writing, Lessor may proceed on the basis that the plans or change orders are approved by Lessee. If plans or change orders are disapproved, Lessee shall state the reason for disapproval and Lessor and Lessee shall act in good faith to resolve any issues. Lessor shall charge Lessee $250 per change order after the fifth (5th) change order for processing.

  Notwithstanding any other provisions herein, Lessee shall during the Lease Term own all Phase I Improvements paid for by Lessee. Ownership of these improvements shall, for the sum of $1.00, the receipt of which is hereby acknowledged, revert to Lessor at the end of the Lease Term or earlier expiration of this Lease.

  B. PHASE II BUILDING SHELL AND LESSEE'S INTERIOR IMPROVEMENTS: The "Building Shell", as defined on the attached Exhibit C shall be constructed at Lessor's sole cost and expense.

  The "Phase II Lessee Interior Improvements" shall be defined as all items that are not part of the Building Shell and shall be constructed by independent contractors to be employed by and under the supervision of Lessor in accordance with complete plans and specifications prepared by Lessor for submission to the City of Cupertino ("Phase II Lessee Improvement Plans"), complete with all mechanical and electrical design, approved by Lessee, and then to be attached hereto as Exhibit D. Lessee and its designated representatives, shall at all times during the construction of the Phase II Lessee Interior Improvements have access to the building to monitor the progress of construction and Lessor's compliance with its obligation hereunder; provided however, that such access shall not unreasonably interfere with the activities of Lessor or its contractors. If Lessor notifies Lessee that any fittings, finishes or other materials included in the specifications for the Lessee Interior Improvements cannot be obtained within fifteen (15) days after placing an order therefor, Lessee shall be responsible for selecting alternative fittings, finishes, or other materials which can be obtained within said fifteen (15) day period, or, if Lessee does not specify any alternative, Lessee shall be responsible for any delay beyond said fifteen (15) day period including Rent for each day of delay.

  Lessor shall be responsible for ensuring that the Phase II Lessee Interior Improvements conform to the approved plans and all applicable statutes, rules, regulations, ordinances, and City of Cupertino Building Department.

  For any contract to be entered into between Lessor and any contractor furnishing labor or materials in connection with the construction of the Lessee Interior Improvements where the payment due under such contract is estimated by Lessor to be in excess of One Hundred Thousand Dollars $100,000, Lessor shall request bids from at least three (3) qualified contractors selected by Lessor for bidding. Lessor will accept the lowest qualified bid. Lessee shall have the opportunity to review the qualified bidders list and may select a bidder of their choice for any bid provided the bidder meets Lessor's


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  reasonable requirements.  Within five (5) business days after approval by
  Lessee of Lessor's single line drawings depicting the Phase II Lessee Interior Improvements, together with specifications for HVAC and electrical installations which will be included in the Phase II Lessee Interior Improvements, Lessor shall provide Lessee with a guaranteed maximum price for the construction of the Phase II Lessee Interior Improvements.
  Following approval of that amount by Lessee, Lessee shall have no obligation to pay any costs in excess of the guaranteed maximum price in connection with the construction of the Phase II Lessee Interior Improvements, except to the extent that the cost of such construction is increased by changes approved by Lessee.

  Lessor shall be responsible for and shall pay the cost of the Phase II Lessee Interior Improvements up to the amount of Five Hundred Thousand Dollars ($500,000) (the "Phase II TI Allowance"). In the event the approved cost of the Phase II Lessee Interior Improvements is more than the Phase II TI Allowance Lessee shall pay the excess cost in cash, as provided for herein. Costs in excess of the Phase II TI Allowance, if any, will not be incurred without advance approval of Lessee. Any approved cost over the Phase II TI Allowance shall be paid in cash within fifteen (15) days after Lessor has provided Lessee with any invoice for the portion of the work that has been completed. Lessor shall be entitled to a construction management fee covering its overhead and profit on the costs of the Phase II Lessee Interior Improvements of six percent (6%). All costs for Phase II Lessee Interior Improvements shall be documented and subject to verification by Lessee.

  Lessor shall use its best efforts to cause the Substantial Completion of Phase II to occur not later than September 1, 1998. All base rent related to Phase II shall be adjusted for each day the Phase II Lessee Interior Improvements are not Substantially Complete after September 1, 1998. Lessor and Lessee agree that having a Substantial Completion date for Phase II after September 1, 1998 will cause Lessee and Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, the parties hereby agree that Lessee's right to the abatement of base rent specified herein represents a fair and reasonable settlement for both parties and neither party shall have further liability to the other for any damages. If the Phase II Lessee Interior Improvements are not Substantially Complete by October 1, 1998, Lessee may at its sole option, by written notice to Lessor, have the right to terminate this Lease for applicable to the Phase II space at any time after October 1, 1998 until the Commencement Date. Notwithstanding anything to the contrary herein, all dates stated herein shall be extended for the number of days Lessor is unable to Substantially Complete the Building as a result of delays
  (i) due to governmental actions (other than governmental action of refusing to approve work which fails to comply with the law or the building permit) which occurs after receipt of normal building permits, (ii) due to acts of God, , and (iii) due to Lessee Delays. Items (i) and (ii) are referred to herein as Third Party Delays ("Third Party Delays"). "Lessee Delays" means a delay in Substantial Completion resulting from (a) Lessee's failure to meet Lessee's deadlines for approval as shown on Exhibit E, (b) delays due to change orders, (c) delays due to Lessee's failure to meet the deadlines for approving any plans or change orders, and (d) delays because of the inability to obtain any product, materials, design, color, fitting, or finish pursuant to this Section 2. Lessee shall have a maximum of 3 business days to approve or disapprove any preliminary plans or change orders and a maximum of 10 business days to approve or disapprove any final plans. If Lessee does not disapprove any plans or change orders within the time period set forth herein in writing, Lessor may proceed on the basis that the plans or change orders are approved by Lessee. If plans or change orders are disapproved, Lessee shall state the reason for disapproval and Lessor and Lessee shall act in good faith to resolve any issues. Lessor shall charge Lessee $250 per change order after the fifth (5th) change order for processing.

  Lessor further agrees, at its cost, to spend up to Fifty Thousand Dollars ($50,000) to upgrade the exterior of Phase I as part of the Phase II Lessee Interior Improvements.


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  Notwithstanding the above obligations with respect to the Building Shell and the Phase II Lessee Interior Improvements, Lessor's obligation to proceed with the indicated improvements shall be subject to Lessee having available cash of a minimum of Ten Million Dollars ($10,000,000) as of the start of the Phase II construction.

2.1 ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER: Lessor represents that the Premises shall be in good order and repair, and shall comply with all requirements for occupancy as of the Commencement Date. Lessee agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Building to Lessor in Good Condition and Repair. Good Condition and Repair ("Good Condition and Repair") shall not mean original condition, but shall mean that the Building are in a commercially acceptable condition suitable for occupancy by a reasonable lessee. The interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and any carpeting are to be cleaned and in Good Condition and Repair Lessee also agrees to surrender unto Lessor all alterations, additions, and improvements which may have been made in, to, or on the Building by Lessee. Lessor agrees to allow any reasonable alterations and improvements and will notify Lessee at the time of approval if such improvements or alterations are to be removed at the end of the Lease Term or earlier termination of this Lease and the Building restored to its condition as of the Commencement Date of the Lease. Lessee, on or before the end of the Lease Term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Building, and all such property not so removed shall be deemed to be abandoned by Lessee. Lessee shall reimburse Lessor for all disposition costs incurred by Lessor relative to Lessee's abandoned property. If the Building are not surrendered at the end of the Lease Term or earlier termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from any delay caused by Lessee in surrendering the Building including, without limitation, any claims made by any succeeding Lessee founded on such delay.

3. USES PROHIBITED: Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the subject Premises are located or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which may endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Building, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building structure, unless approved by the local, state federal or other applicable governing authority. Lessor consents to Lessee's use of materials which are incidental to the normal, day-to-day operations of any office user, such as copier fluids, cleaning materials, etc., but this does not relieve Lessee of any of its obligations not to contaminate the Premises or related real property or violated any Hazardous Materials Laws.

4. ALTERATIONS AND ADDITIONS: Lessee shall not make, or suffer to be made, any alteration or addition to the Building, or any part thereof, without the express, advance written consent of Lessor; any addition or alteration to said Building, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Lessor at the end of the Lease Term or earlier termination of this Lease. Alterations and additions which are not deemed as trade fixtures shall include HVAC systems, lighting systems, electrical systems, partitioning, carpeting, or any other installation which has become an integral part of the Building. Lessee agrees that it will not proceed to make such alterations or additions until all required government permits have been obtained and after having obtained consent from Lessor to do so, until five (5) days from the receipt of such consent, so that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee's improvements. Lessee shall at all times permit such notices to be posted and to remain posted until the completion of work. At the end of the Lease Term or earlier termination of this Lease, Lessee shall remove and shall be required to remove its special tenant improvements and all related equipment installed by Lessee at or during the Lease Term and Lessee shall

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return the Building to the condition that existed before the installation of the special tenant improvements. Notwithstanding the above, Lessor agrees to allow any reasonable alterations and improvements and will notify Lessee at the time of approval if such improvements or alterations are to be removed at the end of the Lease Term or earlier termination of this Lease.

5. MAINTENANCE OF PREMISES:
  (a) Lessee shall at its sole cost and expense keep and maintain the interior of the Building, including, but not limited to, all lighting systems, temperature control systems, all window washing, exterior and interior, clean room systems other than base HVAC units and plumbing systems, in Good Condition and Repair, including any required replacements.
   Lessee shall maintain all wall surfaces and floor coverings in Good Condition and Repair, free of holes, gouges, or defacements.

  (b) Lessor shall keep and maintain in Good Condition and Repair including replacements, at Lessee's expense, based on a pro-rata share of cost based on square footage or costs directly related to Lessee's use of the Premises the following, which shall be included in the monthly CAC:
     1. The exterior of the building, any appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas, electrical systems, HVAC systems, roof membrane, and painting of exterior walls.
     2. The HVAC by a service contract with a licensed air conditioning and heating contractor which contract shall provide for a minimum of quarterly maintenance of all air conditioning and heating equipment at the Building including HVAC repairs or replacements which are either excluded from such service contract or any existing equipment warranties.
     3. The landscaping by a landscape contractor to water, maintain, trim and replace, when necessary, any shrubbery and landscaping at the Premises.
     4. The roof membrane by a service contract with a licensed reputable roofing contractor which contract shall provide for a minimum of semi-annual maintenance, cleaning of storm gutters, drains, removing of debris and trimming overhanging trees, repair of the roof and application of a finish coat every five years at the Building.
     5. Extermination services.
     6. Fire monitoring services.

  (c) Lessee hereby waives any and all rights to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided for by Section 1941 of said Civil Code. Lessor shall assign any warranties, guaranties and similar rights which would apply to the Building elements to be maintained by Lessee and shall cooperate with Lessee as reasonably necessary to enforce such rights.

  (d) Lessor shall be responsible and pay for the repair of any structural defects in the Building including the roof structure (not membrane, except as provided at Lessee's expense in 5(b) above), exterior walls and foundation and to correct any condition which does not comply with applicable laws after completion of the Phase I or Phase II Improvements.

6. HAZARD INSURANCE: Lessee shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which said Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which may cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by a standard form fire insurance policy. Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and general liability insurance,

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covering said building and appurtenances.  Lessor agrees to purchase and keep in force fire and extended coverage insurance covering loss or damage to the Premises in amounts equal to the full replacement cost of the Premises as determined by Lessor, with proceeds payable to Lessor. Lessee acknowledges that the insurance referenced above does not include coverage for Lessee's personal property. In the event of a loss per the insurance provisions of this paragraph, Lessee shall be responsible for deductibles up to a maximum of $5,000 per occurrence. Lessee agrees to pay to the Lessor as additional Rent, on demand, the full cost of said insurance as evidenced by insurance
billings to the Lessor which shall be included in Lessee's monthly CAC.    If
said insurance billings cover the Premises, and Lessee does not occupy the entire Premises, the insurance premiums and deductibles shall be allocated to the portion of the Premises occupied by Lessee on a pro-rata square footage or other equitable basis, as determined by Lessor. It is understood and agreed that Lessee's obligation under this paragraph will be prorated to reflect the Commencement Date and the end of the Lease Term.

Lessor and Lessee hereby waive any rights each may have against the other related to any loss or damage caused to Lessor or Lessee as the case may be, or to the Premises, the Building, or its contents, and which may arise from any risk generally covered by fire and extended coverage insurance. The parties shall provide that their respective insurance policies insuring the property or the personal property include a waiver of any right of subrogation which said insurance company may have against Lessor or Lessee, as the case may be. Lessor shall maintain in full force and effect, a policy of rental loss insurance, in an amount equal to the amount of Rent payable by Lessee commencing on the date of loss during the next ensuing one (1) year, as reasonably determined by Lessor with proceeds payable to Lessor ("Loss of Rents Insurance"). Lessee shall reimburse Lessor for Lessee's pro-rata share of the cost of said rental loss insurance coverage.

7. ABANDONMENT: Lessee shall not vacate or abandon the Building at any time during the Lease Term; and if Lessee shall abandon, vacate or surrender the Building, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Building shall be deemed to be abandoned, at the option of Lessor. Notwithstanding the above, the Building shall not be considered vacated or abandoned if Lessee maintains the Building in Good Condition and Repair, provides security and is not in default.

8. FREE FROM LIENS: Lessee shall keep the subject Premises and the property in which the subject Premises are situated, free from any and all liens including but not limited to liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. However, the Lessor shall allow Lessee to contest a lien claim, so long as the claim is discharged prior to any foreclosure proceeding being initiated against the property and provided Lessee provides Lessor a bond if the lien exceeds $5,000.

9. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Lessee shall, at its sole cost and expense, comply with all of the requirements of all local, municipal, state and federal authorities after the Commencement Date, or which may hereafter be in force, pertaining to Lessee's use and occupancy of the said Premises, and shall faithfully observe in the use of the Premises all local and municipal ordinances and state and federal statutes in force after the Commencement Date or which may hereafter be in force. Except as stated above, Lessee shall not be required to pay for the construction of any single improvement resulting from future government regulation under this paragraph in excess of $5,000, unless such improvement is required to comply with Lessee's particular use of the Premises; if such improvement is not required due to Lessee's particular use of the Premises and such improvement cost exceeds $5,000, such improvement cost shall be amortized over ten (10) years at Wells Fargo prime rate plus one percent (1%). Lessee shall pay to Lessor the amortized costs of such improvement on a monthly basis over the Lease Term.

10. LESSEE'S INSURANCE: Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor and Lessor's Agents for damages to goods, wares and merchandise, and all other personal property in, upon or

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about said Premises, and for injuries to persons in, upon or about said
Premises, from any cause arising at any time, and Lessee will hold Lessor and Lessor's Agents exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use or occupancy of the Premises by Lessee, or from the failure of Lessee to keep the Building in good condition and repair, as herein provided. Lessee shall secure and keep in force a standard policy of commercial general liability insurance and property damage policy covering
the Premises, including parking areas, insuring the Lessee.   A certificate
of said policy naming Lessor as an additional insured shall be delivered to Lessor and will have a combined single limit for both bodily injury, death and property damage in an amount not less than five million dollars ($5,000,000.00). The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall obtain a written obligation on the part of the insurer to notify Lessor 30 days in advance in writing before any cancellation thereof. Lessee shall obtain, at Lessee's sole cost and expense, a policy of fire and extended coverage insurance including coverage for direct physical loss special form, and a sprinkler leakage endorsement insuring the personal property of Lessee. The proceeds from any personal property damage policy shall be payable to Lessee. Lessee shall, at its sole cost and expense, comply with all of the insurance requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Lessee's use and occupancy of the said Premises.

11. ADVERTISEMENTS AND SIGNS: Lessee shall not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city, local, state, federal or other applicable governing authority. Lessee shall not place, or permit to be placed upon the Premises, any signs, advertisements or notices without the written consent of the Lessor, and such consent shall not be unreasonably withheld. A sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the end of the Lease Term or earlier termination of this Lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee, then Lessor may have the same removed at Lessee's expense. Lessor hereby consents to the placement of a monument sign identifying Lessee, subject to Lessor's reasonable approval as to the placement and appearance of the signage, and further subject to compliance with the requirements of applicable government agencies.

12. UTILITIES: Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities supplied to the Building. Any charges for sewer usage or related fees shall be the obligation of Lessee and paid for by Lessee. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion of all charges which are jointly metered, the determination to be made by Lessor acting reasonably and on any equitable basis. Lessor shall not be liable to Lessee for any disruption in any of the utility services to the Building or Premises.

13. ATTORNEY'S FEES: In case suit should be brought for the possession of the Building or Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party reasonable attorney's fee which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

14.1 DEFAULT: The occurrence of any of the following shall constitute a default and breach of this Lease by Lessee: a) Any failure by Lessee to pay Rent or to make any other payment required to be made by Lessee hereunder when due if not cured within ten (10) days after written notice thereof by Lessor to Lessee; b) The abandonment or vacation of the Premises by Lessee except as provided in Section 7; c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot be reasonably cured within such thirty
(30) day period, Lessee shall not be deemed to be in default if Lessee shall, within such period, commence such cure and thereafter diligently prosecute the same to completion; d) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any

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law relating to bankruptcy; e) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets or Lessee's interest in this Lease, or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease.

14.2 SURRENDER OF LEASE: In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease before the end of the Lease Term and all rights of Lessee hereunder, by giving written notice of such intention to terminate. In the event that Lessor terminates this Lease due to a default of Lessee, then Lessor may recover from Lessee:
a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus b) the worth at the time of award of unpaid Rent which would have been earned after termination until the time of award exceeding the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; plus d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and e) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in
(a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of Wells Fargo's prime rate plus two percent (2%) per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

14.3 RIGHT OF ENTRY AND REMOVAL: In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Building and remove all persons and property from the Building; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

14.4 ABANDONMENT: In the event of the vacation or abandonment, except as provided in Section 7, of the Building by Lessee or in the event that Lessor shall elect to re-enter as provided in paragraph 14.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and Lessor does not elect to terminate this Lease as provided in paragraph 14.2 above, then Lessor may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Building or any part thereof for such term or terms and at such rental rates and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Building. In the event that Lessor elects to relet the Building, then Rent received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Building; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to the payment of future Rent as the same may become due and payable hereunder. Should that portion of such Rent received from such reletting during any month, which is applied by the payment of Rent hereunder according to the application procedure outlined above, be less than the Rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

14.5 NO IMPLIED TERMINATION: No re-entry or taking possession of the Building by Lessor pursuant to 14.3 or 14.4 of this Article 14 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without

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termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease for any such default.

15. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or sub tenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or sub tenancies.

16. TAXES: Lessee shall pay and discharge punctually and when the same shall become due and payable without penalty, all real estate taxes, personal property taxes, taxes based on vehicles utilizing parking areas in the Premises, taxes computed or based on rental income (other than federal, state and municipal net income taxes), Environmental Surcharges, privilege taxes, excise taxes, business and occupation taxes, school fees or surcharges, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes, water and sewer taxes, assessments (including, but not limited to, assessments for public improvements or benefit), assessments for local improvement and maintenance districts, and all other governmental impositions and charges of every kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of the foregoing being hereinafter collectively called "Tax" or "Taxes") which, at any time during the Lease Term, shall be applicable or against the Premises, or shall become due and payable and a lien or charge upon the Premises under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority whatsoever. The term "Environmental Surcharge" shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy (i) generally imposed on similar properties in a wide geographic area without regard to whether the properties are subject to the tax are contaminated by Hazardous Materials and which is part of a comprehensive plan imposed by a governmental unit or (ii) imposed with respect to the Premises as the result of presence of Hazardous Materials for which Lessee is required to indemnify Lessor under Section 33.The term "Tax" shall include, without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever (i) in whole or in part on the Rent payable by Lessee under this Lease, (ii) upon or with respect to the use, possession, occupancy, leasing, operation or management of the Premises, (iii) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises, (iv) upon Lessee's business operations conducted at the Premises, (v) upon, measured by or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located on the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Lessee, regardless of whether title to such improvements shall be in Lessor or Lessee, or (vi) in lieu of or equivalent to any Tax set forth in this Section 16. In the event any such Taxes are payable by Lessor and it shall not be lawful for Lessee to reimburse Lessor for such Taxes, then the Rent payable thereunder shall be increased to net Lessor the same net rent after imposition of any such Tax upon Lessor as would have been payable to Lessor prior to the imposition of any such Tax. It is the intention of the parties that Lessor shall be free from all such Taxes and all other governmental impositions and charges of every kind and nature whatsoever. However, nothing contained in this Section 16 shall require Lessee to pay any Federal or State income, franchise, estate, inheritance,
succession, transfer or excess profits tax imposed upon Lessor.   If any
general or special assessment is levied and assessed against the Premises, Lessor agrees to use its best reasonable efforts to cause the assessment to become a lien on the Premises securing repayment of a bond sold to finance the improvements to which the assessment relates which is payable in installments of principal and interest over the maximum term allowed by law. It is understood and agreed that Lessee's obligation under this paragraph will be prorated to reflect the Commencement Date and the end of the Lease Term. It is further understood that if Taxes cover the Premises and Lessee does not occupy the entire Premises, the Taxes will be

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allocated to the portion of the Premises occupied by Lessee based on a pro-rata square footage or other equitable basis. Taxes billed by Lessor to Lessee shall be included in the monthly CAC.

Subject to any limitations or restrictions imposed by any deeds of trust or mortgages now or hereafter covering or affecting the Premises, Lessee shall have the right to contest or review the amount or validity of any Tax by appropriate legal proceedings but which is not to be deemed or construed in any way as relieving, modifying or extending Lessee's covenant to pay such Tax at the time and in the manner as provided in this Section 16. However, as a condition of Lessee's right to contest, if such contested Tax is not paid before such contest and if the legal proceedings shall not operate to prevent or stay the collection of the Tax so contested, Lessee shall, before instituting any such proceeding, protect the Premises and the interest of Lessor and of the beneficiary of a deed of trust or the mortgagee of a mortgage affecting the Premises against any lien upon the Premises by a surety bond, issued by an insurance company acceptable to Lessor and in an amount equal to one and one-half (1 1/2) times the amount contested or, at Lessor's option, the amount of the contested Tax and the interest and penalties in connection therewith. Any contest as to the validity or amount of any Tax, whether before or after payment, shall be made by Lessee in Lessee's own name, or if required by law, in the name of Lessor or both Lessor and Lessee. Lessee shall defend, indemnify and hold harmless Lessor from and against any and all costs or expenses, including attorneys' fees, in connection with any such proceedings brought by Lessee, whether in its own name or not. Lessee shall be entitled to retain any refund of any such contested Tax and penalties or interest thereon which have been paid by Lessee. Nothing contained herein shall be construed as affecting or limiting Lessor's right to contest any Tax at Lessor's expense.

17. NOTICES: Unless otherwise provided for in this Lease, any and all written notices or other communication (the "Communication") to be given in connection with this Lease shall be given in writing and shall be given by personal delivery, facsimile transmission or by mailing by registered or certified mail with postage thereon or recognized overnight courier, fully prepaid, in a sealed envelope addressed to the intended recipient as follows:

(a)  to the Lessor at:   10050 Bandley Drive
                         Cupertino, California 95014
                         Attention: Carl E. Berg
                         Fax No: (408) 725-1626

(b)  to the Lessee at:   3172 A Porter Drive
                         Palo Alto, California 94304
                         Attention: CFO
                         Fax No: (415) 812-9731

or such other addresses, facsimile number or individual as may be designated by a Communication given by a party to the other parties as aforesaid. Any Communication given by personal delivery shall be conclusively deemed to have been given and received on a date it is so delivered at such address provided that such date is a business day, otherwise on the first business day following its receipt, and if given by registered or certified mail, on the day on which delivery is made or refused or if given by recognized overnight courier, on the first business day following deposit with such overnight courier and if given by facsimile transmission, on the day on which it was transmitted provided such day is a business day, failing which, on the next business day thereafter.

18. ENTRY BY LESSOR: Lessee shall permit Lessor and its agents to enter into the Building at all reasonable times using the minimum amount of interference and inconvenience to Lessee and Lessee's business, subject to any security regulations of Lessee, for the purpose of inspecting the same or for the purpose of maintaining the Building, or for the purpose of making

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repairs, alterations or additions to any other portion of said Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, without any rebate of Rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises; and shall permit Lessor and his agents, at any time within ninety
(90) days prior to the end of the Lease Term, to place upon said Premises any usual or ordinary "For Sale" or "For Lease" signs and exhibit the Premises and the Building to prospective tenants at reasonable hours.

19. DESTRUCTION OF PREMISES: In the event of a partial destruction of the said Premises during the Lease Term from any cause which is covered by Lessor's property insurance, Lessor shall forthwith repair the same, provided such repairs can be made within ninety (90) days after the issuance of a building permit under the laws and regulations of State, Federal, County, or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of Rent while such repairs are being made to the extent of payments received by Lessor under its Loss of Rents Insurance coverage. With respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the Building is destroyed to an extent greater than thirty-three and one-third (33 1/3%) of the replacement cost thereof, Lessor may, at its sole option, elect to terminate this Lease, whether the subject Premises is insured or not. A total destruction of the Building shall terminate this Lease.
Notwithstanding the above, Lessor is only obligated to repair or rebuild to the extent of any available insurance proceeds including any deductible amount. Should Lessor determine that insufficient or no insurance proceeds are available for repair or reconstruction of Premises, Lessor, at its sole option, may terminate the Lease. Lessee shall have the option of continuing this Lease by agreeing to pay all repair costs which are not covered by insurance available to Lessor. If Lessor reasonably estimates that the repair of any damage or destruction to the Premises will require in excess of 120 days to repair from the date of damage, Lessee shall be entitled to terminate this Lease effective upon written notice to Lessor delivered within 15 days of receipt of such notice that repairs will exceed 120 days.

20. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease, or any interest therein, and shall not sublet the said Building or any part thereof, or any right or privilege appurtenant thereto, or cause any other person or entity (a bona fide subsidiary or affiliate of Lessee, any entity which controls Lessee and any entity which results from the merger, consolidation or reorganization of Lessee excepted ("Lessee Affiliate")) to occupy or use the Building, or any portion thereof, without the advance written consent of Lessor. Any such assignment or subletting without such consent shall be void, and shall, at the option of the Lessor, terminate this Lease. This Lease shall not, or shall any interest therein, be assignable, as to the interest of Lessee, by operation of law, without the written consent of Lessor. Notwithstanding Lessor's obligation to provide reasonable approval, Lessor reserves the right to withhold its consent for any proposed sublessee or assignee of Lessee if the proposed sublessee or assignee is a user or generator of Hazardous Materials. If Lessee desires to assign its rights under this Lease or to sublet, all or a portion of the subject Building to a party other than a Lessee Affiliate, Lessee shall first notify Lessor of the proposed terms and conditions of such assignment or subletting. Lessor and Lessee shall split any net proceeds of any sublease other than to a Lessee Affiliate 50/50 after deducting amortized leasing costs, the amortization of Lessee's TI Allowance, tenant improvements for the subtenant and reasonable legal fees in conjunction with securing the subtenant. Notwithstanding the foregoing, Lessee may assign this Lease to a successor in interest, whether by merger or acquisition, provided there is no substantial reduction in the net worth of the resulting entity and the resulting entity is not a user or generator of Hazardous Materials. Whether or not Lessor's consent to a sublease or assignment is required, in the event of any sublease or assignment, Lessee shall be and shall remain primarily liable for the performance of all conditions, covenants, and obligations of Lessee hereunder and, in the event of a default by an assignee or sublessee, Lessor may proceed directly against the original Lessee hereunder and/or any other predecessor of such assignee or sublessee without the necessity of exhausting remedies against said assignee or sublessee.

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

21. CONDEMNATION: If any part of the Building shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title vests in the condemnor or purchaser, and the Rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the Lease Term only that portion of Rent as the value of the part remaining. The rental adjustment resulting will be computed at the same Rental rate for the remaining part not taken; however, Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Building, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Building be taken, all compensation awarded upon such taking shall be payable to the Lessor. Lessee may file a separate claim and be entitled to any award granted to Lessee.

22. EFFECTS OF CONVEYANCE: The term "Lessor" as used in this Lease, means only the owner for the time being of the land and building constituting the Premises, so that, in the event of any sale of said land or building, or in the event of a Lease of said building, Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser of any such sale, or the Lessor of the building, that the purchaser or lessor of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security is given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and deliver the security, as such, to the purchaser at any such sale of the building, and thereupon the Lessor shall be discharged from any further liability.

23. SUBORDINATION: This Lease, in the event Lessor notifies Lessee in writing, shall be subordinate to any ground lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property at which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Lessee agrees to promptly execute any documents which may be required to effectuate such subordination. Notwithstanding such subordination, if Lessee is not in default and so long as Lessee shall pay the Rent and observe and perform all of the provisions and covenants required under this Lease, Lessee's right to quiet possession of the Premises shall not be disturbed or effected by any subordination.

24. WAIVER: The waiver by Lessor of any breach of any term, covenant or condition, herein contained shall not be construed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of Rent hereunder by Lessor shall not be deemed to be a waiver of Lessee's breach of any term, covenant, or condition of the Lease.

25. HOLDING OVER: Any holding over after the end of the Lease Term requires Lessor's written approval prior to the end of the Lease Term, which, notwithstanding any other provisions of this Lease, Lessor may withhold and shall be construed to be a tenancy at sufferance from month to month. Lessee shall pay to Lessor monthly base rent equal to one and one-quarter (1.25) times the monthly base rent installment due in the last month of the Lease Term and all other additional rent and all other terms and conditions of the Lease shall apply, so far as applicable. Holding over by Lessee without written approval of Lessor shall subject Lessee to the liabilities and obligations provided for in this Lease and by law, including, but not limited to those in Section 2.1 of this Lease. Lessee shall indemnify and hold Lessor harmless against any loss or liability resulting from any delay caused by Lessee in surrendering the Building, including without limitation, any claims made or penalties incurred by any succeeding lessee or by Lessor. No holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

26. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

27. ESTOPPEL CERTIFICATES: Lessee shall at any time during the Lease Term, upon not less than ten (10) days prior written notice from Lessor, execute and deliver to Lessor a statement in writing certifying that, this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the dates to which the Rent and other charges have been paid in advance, if any, and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee's failure to deliver such a statement within such time shall be conclusive upon the Lessee that (a) this Lease is in full force and effect, without modification except as may be represented by Lessor; (b) there are no uncured defaults in Lessor's performance.

28. TIME: Time is of the essence of the Lease.

29. CAPTIONS: The headings on titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

30. PARTY NAMES: Landlord and Tenant may be used in various places in this Lease as a substitute for Lessor and Lessee respectively.

31. EARTHQUAKE INSURANCE: As a condition of Lessor agreeing to waive the requirement for earthquake insurance, Lessee agrees that it will pay, as additional Rent, which shall be included in the monthly CAC, an amount not to exceed eighteen thousand two hundred dollars ($18,200) per year for earthquake insurance if Lessor desires to obtain some form of earthquake insurance in the future, if and when available, on terms acceptable to Lessor.

32. HABITUAL DEFAULT: Notwithstanding anything to the contrary contained in
Section 14 herein, Lessor and Lessee agree that if Lessee shall have defaulted in the payment of Rent for three or more times during any twelve month period during the Lease Term, then such conduct shall, at the option of the Lessor, represent a separate event of default which cannot be cured by Lessee. Lessee acknowledges that the purpose of this provision is to prevent repetitive defaults in the payment of Rent by the Lessee under the Lease, which constitute a hardship to the Lessor and deprive the Lessor of the timely performance by the Lessee hereunder.

33. HAZARDOUS MATERIALS
33.1 DEFINITIONS: As used in this Lease, the following terms shall have the following meaning:
     a. The term "Hazardous Materials" shall mean (i) polychlorinated biphenyls; (ii) radioactive materials and (iii) any chemical, material or substance now or hereafter defined as or included in the definitions of "hazardous substance" "hazardous water", "hazardous material", "extremely hazardous waste", "restricted hazardous waste" under Section 25115, 25117 or 15122.7, or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law),
     (ii) defined as "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substances Account Act), (iii) defined as "hazardous material", "hazardous substance", or "hazardous waste" under
     Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release, Response,


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

     Plans and Inventory), (iv) defined as a "hazardous substance" under
     Section 25181 of the California Health and Safety Code, Division 20l, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum,
     (vi) asbestos, (vii) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article II of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) defined as "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. or listed pursuant to Section 1004 of the Federal Water Pollution Control Act (33 U.S.C. 1317), (ix) defined as a "hazardous waste", pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., (x) defined as "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Responsibility Compensations, and Liability Act, 42 U.S.C. 9601 et seq., or (xi) regulated under the Toxic Substances Control Act, 156 U.S.C. 2601 et seq.
     b. The term "Hazardous Materials Laws" shall mean any local, state and federal laws, rules, regulations, or ordinances relating to the use, generation, transportation, analysis, manufacture, installation, release, discharge, storage or disposal of Hazardous Material.
     c. The term "Lessor's Agents" as used herein shall mean Lessor's agents, representatives, employees, contractors, subcontractors, directors, officers and partners.
     d. The term "Lessee's Agents" as used herein shall mean Lessee's agents, representatives, employees, contractors, subcontractors, directors, officers, partners, invitees or any other person in or about the Premises.

33.2 LESSEE'S RIGHT TO INVESTIGATE: Lessee shall be entitled to cause such inspection, soils and ground water tests, and other evaluations to be made of the Premises as Lessee deems necessary regarding (i) the presence and use of Hazardous Materials in or about the Premises, and (ii) the potential for exposure to Lessee's employees and other persons to any Hazardous Materials used and stored by previous occupants in or about the Premises. Lessee shall provide Lessor with copies of all inspections, tests and evaluations. Lessee shall indemnify, defend and hold Lessor harmless from any cost, claim or expense arising from such entry by Lessee or from the performance of any such investigation by such Lessee.

33.3 LESSOR'S REPRESENTATIONS: Lessor hereby represents and warrants to the best of Lessor's knowledge that the Premises are, as of the date of this Lease, in compliance with all Hazardous Material Laws.

33.4 LESSEE'S OBLIGATION TO INDEMNIFY: Lessee, at its sole cost and expense, shall indemnify, defend, protect and hold Lessor and Lessor's Agents harmless from and against any and all cost or expenses, including those described under subparagraphs i, ii and iii herein below set forth, arising from or caused in whole or in part, directly or indirectly by:
     a. Lessee's or Lessee's Agents' use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Material to, in, on, under, about or from the Premises; or
     b. Lessee's or Lessee's Agents failure to comply with Hazardous Material laws; or
     c. Any release of Hazardous Material to, in, on, under, about, from or onto the Premises caused by or occurring as a result of acts or omissions of Lessee or Lessee's Agents, except ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents.
The cost and expenses indemnified against include, but are not limited to the following:
     i. Any and all claims, actions, suits, proceedings, losses, damages, liabilities, deficiencies, forfeitures, penalties, fines, punitive damages, cost or expenses;
     ii. Any claim, action, suit or proceeding for personal injury (including sickness, disease, or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources of the environment, nuisance, pollution, contamination, leaks, spills, release or other adverse effects on the environment;

     iii. The cost of any repair, clean-up, treatment or detoxification of the Premises necessary to bring the Premises into compliance with all Hazardous Material Laws, including the preparation and implementation of any closure, disposal, remedial action, or other actions with regard to the Premises, and expenses (including, without limitation, reasonable attorney's fees and consultants fees, investigation and laboratory fees, court cost and litigation expenses).

33.5 LESSEE'S OBLIGATION TO REMEDIATE CONTAMINATION: Lessee shall, at its sole cost and expense, promptly take any and all action necessary to remediate contamination of the Premises by Hazardous Materials arising or occurring as a result of acts or omissions of Lessee or Lessee's Agents during the Lease Term. Lessee shall not be responsible to remediate contamination of the Premises caused by acts or omissions of adjoining tenants or from groundwater contamination from sources off the Premises not caused by or arising from Lessee or Lessee's Agents. If Lessee desires, Lessee may obtain, at its sole cost and expense, obtain insurance coverage for "midnight dumping" and similar-type events if available on terms acceptable to Lessee.

33.6 OBLIGATION TO NOTIFY: Lessor and Lessee shall each give written notice to the other as soon as reasonably practical of (i) any communication received from any governmental authority concerning Hazardous Material which related to the Premises and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Material Laws.

33.7 SURVIVAL: The obligations of Lessee under this Section 33 shall survive the Lease Term or earlier termination of this Lease.

33.8 CERTIFICATION AND CLOSURE: On or before the end of the Lease Term or earlier termination of this Lease, Lessee shall deliver to Lessor a certification executed by Lessee stating that, to the best of Lessee's knowledge, there exists no violation of Hazardous Material Laws resulting from Lessee's obligation in Paragraph 33. If pursuant to local ordinance, state or federal law, Lessee is required, at the expiration of the Lease Term, to submit a closure plan for the Premises to a local, state or federal agency, then Lessee shall furnish to Lessor a copy of such plan.

33.9 PRIOR HAZARDOUS MATERIALS: Notwithstanding anything contained to the contrary herein, Lessee shall have no obligation to clean up or to hold Lessor harmless or make any payment with respect to: (i) any Hazardous Material or wastes discovered on the Premises which were not introduced into, in, on, about, from or under the Premises during the Lease Term; or (ii) ground water contamination from other parcels where the source is from off the Premises not arising from or caused by Lessee or Lessee's Agents.

34. BROKERS: Lessor and Lessee represent that they have not utilized or contacted a real estate broker or finder with respect to this Lease other than Cornish & Carey ("CC") and Lessee agrees to indemnify and hold Lessor harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessee other than CC. Lessor shall at its sole cost and expense pay the brokerage commission per Lessor's standard commission schedule to CC in connection with this transaction. Lessor represents and warrants that it has not utilized or contacted a real estate broker or finder with respect to this Lease other than CC and Lessor agrees to indemnify and hold Lessee harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Lessor.

35. OPTION TO EXTEND
A. OPTION: Lessor hereby grants to Lessee two (2) options to extend the Lease Term, with each extended term to be for a period of five (5) years, on the following terms and conditions, which shall apply separately to each option to extend:

     (i) Lessee shall give Lessor written notice of its exercise of one of its options to extend no earlier than twenty-four (24) calendar months, nor later than six (6) calendar months before the Lease Term would end but for said exercise. Time is of the essence. Lessee may withdraw from its option at any time prior to six (6) months before the end of the Lease Term and therefore must give notice in sufficient time to complete all lease negotiations and appraisal six (6) months before the end of the Lease Term.

     (ii) Lessee may not extend the Lease Term pursuant to any option granted by this section 35 if Lessee is in default as of the date of the exercise of one of its options. If Lessee has committed a default by Lessee as defined in Section 14 or 32 that has not been cured or waived by Lessor in writing by the date that any extended term is to commence, then Lessor may elect not to allow the Lease Term to be extended, notwithstanding any notice given by Lessee of an exercise of this option to extend.

     (iii) Lessee must exercise each option consecutively, and if it fails to exercise any one option, it waives the right to exercise the subsequent option and the Lease Term shall not be extended further.

     (iv) All terms and conditions of this Lease shall apply during each extended term, except that the Base Rent and rental increases for each extended term shall be determined as provided in Section 35 (B) below

     (v) Once Lessee delivers a notice of exercise of one of its options to extend the Lease Term, Lessee may not withdraw such exercise and subject to the provisions of this Section 35, such notice shall operate to extend the Lease Term. Upon any extension of the Lease Term pursuant to this
     Section 35, the term "Lease Term" as used in this Lease shall thereafter include the then extended term.

     (v) The option rights of General Surgical Innovations Corporation granted under this Section 35 may not be assigned or transferred by General Surgical Innovations Corporation other than to an entity which controls, is controlled by, or is under common control with Lessee, or which results from a merger, consolidation, or reorganization of Lessee, to whom such option may be assigned in connection with an assignment of this Lease, provided the assignment otherwise complies with the requirements of
     Section 20.

B. EXTENDED TERM RENT - OPTION PERIOD: The monthly Rent for the Building during the extended term(s) shall equal ninety-five percent (95%) of the fair market monthly Rent for the Building as of the commencement date of the extended term, but in no case (i) less than the Rent during the last month of the prior lease term and (ii) greater than one hundred five percent (105%) of the Rent during the last month of the prior lease term. Promptly upon Lessee's exercise of the option to extend, Lessee and Lessor shall meet and attempt to agree on the fair market monthly Rent for the Building as of the commencement date of the extended term. In the event the parties fail to agree upon the amount of the monthly Rent for the extended term prior to commencement thereof, the monthly Rent for the extended term shall be determined by appraisal in the manner hereafter set forth; provided, however, that in no event shall the monthly Rent for the extended term be less than in the immediate preceding period. Annual base rent increases during the extended term shall be 3% per year. In the event it becomes necessary under this paragraph to determine the fair market monthly Rent of the Building by appraisal, Lessor and Lessee each shall appoint a real estate appraiser who shall be a member of the American Institute of Real Estate Appraiser ("AIREA") and such appraisers shall each determine the fair market monthly Rent for the Building taking into account the value of the Premises and the amenities provided by the outside areas, the common areas, and the Building, and prevailing comparable Rentals in the area. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Lessor and Lessee. If the fair market monthly Rent of the Building established in the two (2) appraisals varies by five percent (5%) or less of the higher Rent, the average of the two shall be controlling. If said fair market monthly


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

Rent varies by more than five percent (5%) of the higher Rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall also be experienced in the appraisal of Rent values and adjustment practices for commercial properties in the vicinity of the Building. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market monthly Rent of the Building taking into account the same factors referred to above, and submit his appraisal report to Lessor and Lessee. The fair market monthly Rent determined by the third appraiser for the Building shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained in which case the Rent set for in said higher appraisal shall be controlling. If either Lessor or Lessee fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling.
If the two appraisers appointed by Lessor and Lessee are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Lessor or Lessee to AIREA, which shall appoint a member of said institute willing to serve as appraiser. The cost of all appraisals under this subparagraph shall be borne equally be Lessor and Lessee.

36. APPROVALS: Whenever in this Lease the Lessor's or Lessee's consent is required, such consent shall not be unreasonably or arbitrarily withheld or delayed. In the event that the Lessor or Lessee does not respond to a request for any consents which may be required of it in this Lease within ten business days of the request of such consent in writing by the Lessee or Lessor, such consent shall be deemed to have been given by the Lessor or Lessee.

37. AUTHORITY: Each party executing this Lease represents and warrants that he or she is duly authorized to execute and deliver the Lease. If executed on behalf of a corporation, that the Lease is executed in accordance with the by-laws of said corporation (or a partnership that the Lease is executed in accordance with the partnership agreement of such partnership), that no other party's approval or consent to such execution and delivery is required, and that the Lease is binding upon said individual, corporation (or partnership) as the case may be in accordance with its terms.

38. INDEMNIFICATION OF LESSOR: Except to the extent caused by the sole negligence or willful misconduct of Lessor or Lessor's Agents, Lessee shall defend, indemnify and hold Lessor harmless from and against any and all obligations, losses, costs, expenses, claims, demands, attorney's fees, investigation costs or liabilities on account of, or arising out of the use, condition or occupancy of the Premises or any act or omission to act of Lessee or Lessee's Agents or any occurrence in, upon, about or at the Premises, including, without limitation, any of the foregoing provisions arising out of the use, generation, manufacture, installation, release, discharge, storage, or disposal of Hazardous Materials by Lessee or Lessee's Agents. It is understood that Lessee is and shall be in control and possession of the Premises and that Lessor shall in no event be responsible or liable for any injury or damage or injury to any person whatsoever, happening on, in, about, or in connection with the Premises, or for any injury or damage to the Premises or any part thereof. This Lease is entered into on the express condition that Lessor shall not be liable for, or suffer loss by reason of injury to person or property, from whatever cause, which in any way may be connected with the use, condition or occupancy of the Premises or personal property located herein. The provisions of this Lease permitting Lessor to enter and inspect the Premises are for the purpose of enabling Lessor to become informed as to whether Lessee is complying with the terms of this Lease and Lessor shall be under no duty to enter, inspect or to perform any of Lessee's covenants set forth in this Lease.
Lessee shall further indemnify, defend and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation to Lessee's part to be performed under the terms of this Lease. The provisions of Section 38 shall survive the Lease Term or earlier termination of this Lease with respect to any damage, injury or death occurring during the Lease Term.

39. LESSOR'S LIABILITY: If Lessee should recover a money judgment against Lessor arising in connection with this Lease, the judgment shall be satisfied only out of the Lessor's interest in the Building and neither Lessor or any of its partners shall be liable personally for any deficiency.

40. INTENTIONALLY OMITTED.

41. LESSEE'S RIGHT OF OFFER: Lessor hereby agrees to telephone and fax notice to Lessee of any available space owned by Lessor on Bubb Road. This notice shall be subordinate to any existing rights of any existing tenants on Bubb Road.

42. ARBITRATION OF DISPUTES: If the parties are unable to resolve any dispute regarding the terms of this Lease or Lessor or Lessee's rights hereunder, except money to be paid, within 30 days after commencement of good faith negotiations, any such dispute may be referred to arbitration by either party. Any unresolved dispute as to any amount or sum of money to be paid by one party to the other party under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest," such payment not being regarded as voluntary payment and there shall survive the right on the part of said party to request that the matter be submitted to arbitration as provided below concerning the recovery of such sum. Notwithstanding the above, this provision shall not apply to payments of the base rent or to the initial CAC payable under this Lease or any amount based on Lessee's pro rata share. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease. In the event of such dispute between Lessor and Lessee regarding the terms of this Lease, or Lessor and Lessee's rights and obligations hereunder, such dispute shall be resolved by binding arbitration pursuant to California Code of Civil Procedure Sections 1280 through 1294.2 or successor stature. Any such arbitration shall be held and conducted in San Jose, California. The prevailing party in such arbitration shall be entitled to recover its reasonable attorneys' fees and costs.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT
TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


LESSOR:____________           LESSEE:____________

43. MISCELLANEOUS PROVISIONS: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights or remedies in law and in equity.


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

44. CHOICE OF LAW: This lease shall be construed and enforced in accordance with the substantive laws of the State of California. The language of all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee.

45. ENTIRE AGREEMENT: This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided for herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.


LESSOR                                  LESSEE
BERG & BERG DEVELOPERS                  GENERAL SURGICAL INNOVATIONS CORPORATION


By:___________________________________  By:___________________________________
signature of authorized representative  signature of authorized representative

______________________________________  ______________________________________
printed name                            printed name

______________________________________  ______________________________________
title                                   title

______________________________________  ______________________________________
date                                    date

                                  Exhibit A.1


Site plan to be attached with 30,460 square foot building to be attached.

                                  Exhibit A.2


Site plan to be attached with 30,460 square foot building and 15,000 square foot addition to be attached.

                                   Exhibit B


Phase I Improvements Listing to be attached.

                                  Exhibit B.1


Phase I Improvement Plans to be attached.

                                   Exhibit C


Berg & Berg ("Building Shell") includes the following items in customary quantities and quality. All items not listed are part of Lessee Interior Improvements.

Exterior walls
Foundation
Floor slabs
Roof structure and membrane
Glazing
Exit doors
Truck doors
Landscaping
Parking and paving
Storm sewer line to building
Sanitary sewer line to building
Water line to building
Paint of exterior walls
Shell architecture and engineering
All permits for the above items

                                   Exhibit D


Phase II Lessee Interior Improvement plans to be attached.

                                  Exhibit E
                           Lessee Approval Deadlines


Lease signed                                                        01/03/97

Approval of Phase I floor plan and single line drawing              Approved

Approval of Phase II site plan                                      Approved

Final selection of all material and interior finishes
for construction such as carpet, ceramic tile, paint and
any other lessee selected materials & finishes for Phase I          01/15/97

Approval of Building Shell and Upgrades                             02/01/97

Approval of Phase II floor plan and single line drawing             06/30/97

Final selection of all material and interior finishes for
construction such as carpet, ceramic tile, paint and any
other lessee selected materials & finishes for Phase I              09/30/97

Lessee shall not unreasonably withhold approval of any plans requiring Lessee approval if they conform in general to the floor plans, single line drawings or site plan.

Notwithstanding any other provisions of this Lease, Lessee shall be allowed five (5) business days after Substantial Completion at no rent to install furniture and may have it's network installed during the construction of the Lessee Interior Improvements provided Lessee's installation does not interfere with Lessor's installation of the Lessee Interior Improvements and Lessee meets the approval deadlines set forth above.






























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